Exhibit 11 Statement RE: Computation of Earnings Per Share
(00's omitted, except per share data)

                                          Three Months Ended     Nine Months Ended
                                       January 31  January 31    January 31  January 31
                                          1997         1996         1997         1996
                                       -----------  -----------  ------------  ----------
Primary:
Average shares outstanding              2,807.5     2,737.5      2,787.2       2,737.5

Net effect of dilutive stock options
-based on the treasury stock
method using average market
price                                     174.7         0.6        133.0           0.3
                                       --------    --------     --------      --------
Total                                   2,982.2     2,738.1      2,920.2       2,737.8
                                       ========    ========     ========      ========
Net Income                               $757.0      $709.4     $2,711.2      $1,744.4
                                       ========    ========     ========      ========
Per share amount                          $0.25       $0.26        $0.93         $0.64

Fully dilutive:
Average shares outstanding               2,807.5     2,737.5      2,787.2       2,737.5

Net effect of dilutive stock options
-based on the treasury stock
method using quarter end market
price                                     219.1        -           239.4         -
                                       --------    --------     --------      --------
Total                                   3,026.6     2,737.5      3,026.6       2,737.5
                                       ========    ========     ========      ========
Net income                               $757.0      $709.4     $2,711.2      $1,744.4
                                       ========    ========     ========      ========
Per share amount                          $0.25       $0.26        $0.93         $0.64
                                       ========    ========     ========      ========
